Exhibit 23.2

              [LETTERHEAD OF AMISANO HANSON CHARTERED ACCOUNTANTS]

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Wireless Age Communications, Inc. and subsidiaries on Form S-3 of our report dated March 18, 2003, appearing in the Annual Report on Form 10-KSB for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ "Amisano Hanson"
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Amisano Hanson, Chartered Accountants

Vancouver, Canada
October 27, 2004